Exhibit 10.44

AMENDMENT TO THE RENTAL AGREEMENT OF CHATTELS

For this particular instrument of an Amendment on one side:

1.
WESTCON BRASIL LTDA, established at Avenida Ayrton Senna, nº 3383, block 2, stores nº 119 to 138, Barra da Tijuca, Rio de Janeiro, RJ, registered under CNPJ  nº 28,268,233/0001-99, herein represented by its legal representative infra-signed  "Lessor"

and, on the other,

2.	CIMCORP COMERCIO INTERNACIONAL E INFORMÁTICA S/A, based at Alameda

Madeira, 258 - rooms 1401/1402, Centro Comercial de Alphaville - CEP. 06454-010, Barueri - São Paulo State, CNPJ. 59.773.416 / 0001-95 herein represented by the CEO Mr. Tadeu Vandi Fucci and director Mr.  Antônio José Sales Fonte and

2.1.
NET SERVICE LTDA, with headquarters at Rua Padre Rolim, 491 - Bairro Santa Efigênia, CEP. 30,130,090 - Belo Horizonte, Minas Gerais, CNPJ. 00.427.205 / 0001-58, herein represented by the CEO Mr. José Moreira de Araujo Neto, members of the Consortium (Minas Gerais, hereinafter referred to as "Lessee" or in conjunction with the Lessor as "Parties".

By this instrument and pursuant to Clause 8.2, the contracting parties decide to add the Private Instrument Of Rental Agreement Of Chattels between the parties on 23/Dec/2009 ("Agreement"), which they do by this Amendment and according to the following Clauses and Conditions:

1 - In the event that Lessees faithfully comply with the payment of installments on the value of the lease, it shall, at the end of the term of the Private Instrument Of Rental Agreement Of Chattels, acquire ownership of the goods that are in their possession.

2 - With the full discharge of the rental values established in the Private Instrument Of  Rental Agreement Of Chattels, the Lessor commits to sell the property to Lessees the chattels object of the Contract at the fixed value equal to 1% (one percent) on the total contract price (the sum of all installments referred to in clause 3.1.1).

3 - The Lessees undertake to exert the  right of exclusivity to purchase the ownership of the chattels, in accordance with item 2 above, within 30 (thirty) days from the expiration date of the Contract.

4 - The parties elect the forum of the District Court of Capital of Rio de Janeiro to settle any issues or concerns arising from this Agreement, expressly waiving any other, the more privileged it might be.

And, being thus agreed and contracted, sign this contract in 03 (three) copies of equal content and form in the presence of the undersigned witnesses.

Rio de Janeiro, December 23, 2009.

Lessor

Westcon Brasil  Ltda

Name / Title: Otávio Lazarini Barbosa ,Managing Partner

Lessees

Cimcorp Comercio Internacional E Informática S/A

Name / Title: Tadeu Vandi Fucci, CEO & Mr.  Antonio José Sales Font, Director

Net Service Ltds

Name / Title: José Moreira de Araújo Neto , CEO

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